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                                   WESTWOOD MUTUAL FUNDS
                                   EXHIBIT 16
                                   TOTAL RETURN

                                   WESTWOOD SMALLCAP EQUITY FUND

AGGREGATE TOTAL RETURN
----------------------

T=(ERV/P)-1

WHERE          T=   TOTAL RETURN
               ERV= REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

               P=   A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

     SINCE INCEPTION:    (  04/15/97 TO   09/30/97):
                         (  1,448.00 /1,000)-1=             44.80%
     YEAR TO DATE:       (  04/15/97 TO   09/30/97):
                         (  1,448.00 /1,000)-1=             44.80%
     QUARTERLY:          (  07/01/96 TO   09/30/97):
                         (  1,181.08 /1,000)-1=             18.11%
     MONTHLY:            (  09/01/97 TO   09/30/97):
                         (  1,078.99 /1,000)-1=              7.90%